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                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

         THIS AGREEMENT is entered into by and between International Paper Company (together with its subsidiaries and affiliates, "International Paper"), a New York corporation, and_____________________, the undersigned employee of International Paper, to protect the valuable competitive information and business relationships of International Paper.

         International Paper and the undersigned agree as follows:

1.       Definitions

               (a) As used in this Agreement, the term "Protected Information" shall mean all information, documents or materials, owned, developed or possessed by International Paper, or any employee while in the employ of International Paper, whether in tangible or intangible form, which (i) International Paper takes reasonable measures to maintain in secrecy, and (ii) pertains in any manner to International Paper's business, including but not limited to Research and Development; customers or prospective customers or strategies or data for identifying and satisfying their needs; present or prospective business relationships; present, short term, or long term strategic plans; acquisition candidates; plans for corporate restructuring; products under consideration or development; cost, margin or profit information; data from which any of the foregoing types of information could be derived; human resources (including compensation information and internal evaluations of the performance, capability and potential of International Paper employees); business methods, data bases and computer programs.

Research and Development shall include, but not be limited to all short term and long term basic, applied and developmental research and technical assistance and specialized research support of customers or active prospects of International Paper operating divisions. Research and Development includes information relating to manufacturing and converting processes, methods, techniques and equipment and the improvements and innovations relating to same; quality control procedures and equipment; identification, selection, generation and propagation of tree species having improved characteristics; forest resource management; innovation and improvement to manufacturing and converting processes such as chipping, pulping, bleaching, chemical recovery, papermaking, coating and calendaring processes and in equipment for use in such processes; reduction and remediation of environmental discharges; minimization or elimination of solid and liquid waste; reuse and optimization of raw materials in manufacturing processes; recycling and manufacture of consumer and industrial packaging and paper products; recycling of other paper or pulp products; energy conservation; computer software and applications of computer controls to manufacturing and quality control operations and to inventory control; radio frequency identification and its use in paper and packaging products; and product and process improvement, development or evaluation. Research and Development includes information about methods, techniques, products, equipment, and processes which International Paper has





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learned do not work or do not provide beneficial results ("negative know-how")
as well as those which do work or which provide beneficial results.

         The fact that individual elements of the information that constitutes Protected Information may be generally known does not prevent an integrated compilation of information, whether or not reduced to writing, from being Protected Information if that integrated whole is not generally known.

               (b) As used in this Agreement, the term "Unauthorized" shall mean: (i) in contravention of International Paper's policies or procedures; (ii) otherwise inconsistent with International Paper's measures to protect its interests in the Protected Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of an International Paper employee empowered to issue such instruction or directive; (iv) in contravention of any duty existing under law or contract; or (v) to the detriment of International Paper.

         2. Confidentiality Provisions

               (a) I acknowledge and agree that by reason of my employment with International Paper as a senior level executive, I have been and will be entrusted with and have developed and will develop Protected Information, that such Information is valuable and useful to International Paper, that it would also be valuable and useful to competitors and others who do not know it, and that such information constitutes trade secrets of International Paper. While an employee or consultant of International Paper, or at any time thereafter, regardless of the reasons for leaving International Paper, I agree not to use or disclose, directly or indirectly, any Protected Information in any Unauthorized manner or for any Unauthorized purpose unless such information shall have become generally known in the relevant industry or independently developed with no assistance from me. Further, promptly upon termination, for any reason, of my employment with International Paper, or upon the request of International Paper, I agree to deliver to International Paper all property and materials and copies thereof within my possession or control which belong to International Paper or which contain Protected Information and to permanently delete all Protected Information from any computers or other electronic storage media I own or use.

               (b) While an employee of International Paper, and after termination of my employment with International Paper for any reason, I agree not to take any actions which would constitute or facilitate the Unauthorized use or disclosure of Protected Information, including transmitting or posting such Protected Information on the Internet, anonymously or otherwise. I further agree to take all reasonable measures to prevent the Unauthorized use and disclosure of Protected Information and to prevent Unauthorized persons or entities from obtaining or using Protected Information.


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         3. Non-Compete Provisions

               (a) I acknowledge and agree that the business of International Paper and its customers is worldwide in scope, that International Paper's competitors and customers are located throughout the world, that International Paper's strategic planning and research and development activities have application throughout the world and are for the benefit of customers and International Paper's business throughout the world, that use or disclosure of Protected Information or prohibited competition anywhere in the world will irreparably injure International Paper, and that the prohibitions on competition described below are for those reasons worldwide in scope.

               (b) While an employee or consultant of International Paper, I agree not to compete or prepare to compete in any manner, either directly or indirectly, whether for compensation or otherwise, with International Paper, or to assist any other person or entity to compete or to prepare to compete with International Paper.

               (c) After the termination of my employment for any reason, I agree that for a period of one year (the "non-compete period") following such termination I will not compete with International Paper:

                    (i) by producing, developing, selling or marketing, or assisting others to produce, develop, sell or market,

                    (ii) by engaging in any sales, marketing, research and
                         development or managerial duties (including, without limitation, financial, human resources, strategic planning, or operational duties) for, whether as an employee, consultant, or otherwise, any entity which produces, develops, sells or markets,

                    (iii) by owning, managing, operating, controlling or
                         consulting for any entity which produces, develops, sells or markets,

                    (iv) by soliciting the business of any actual or active
                         prospective customers of International Paper for

any product, process, or service which is competitive with those products, processes, or services of International Paper, whether existing or contemplated for the future, on which I have worked, or concerning which I have in any manner acquired knowledge or Protected Information about, during the twenty four (24) months preceding termination of my employment. It shall not be a violation of this provision for me to accept employment with a non-competitive division or business unit of a multi-divisional company some of whose divisions or business units are competitors of International Paper, so long as I do not engage in, oversee, provide input or information regarding, or participate in any manner in the activities described in this paragraph as they relate to the



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division or business unit which is a competitor of International Paper. I shall not assist others in engaging in activities which I am not permitted to take.

               (d) I agree that in the event that I am unable, despite diligent search, to obtain employment during the non-compete period consistent with my experience and education solely by reason of Section 3 of this Agreement, I shall so notify International Paper in writing, describing in detail the efforts I have made to secure employment that does not conflict with my non-compete obligations. Upon receipt and reasonable verification of the information contained in such notice, International Paper shall make monthly payments to me equal to the monthly base pay I was receiving from International Paper in the month prior to the termination of my employment with International Paper for each month (or pro rata for periods less than a month) of such unemployment during the non-compete period. Before the close of each month for which I seek such payment, I shall advise the Company in writing of my efforts to obtain non-competitive employment and shall certify that although I diligently sought employment, I was unable to obtain it solely by reason of Section 3 of this Agreement.

         4. Non-Solicitation/Non-Hire Provision

         During the term of my employment at International Paper and for twenty four (24) months following the termination, for any reason, of my employment, I agree that I will not, either on my own behalf or on behalf of any other person or entity, directly or indirectly, hire, solicit, retain, or encourage to leave the employ of International Paper (or assist any other person or entity in hiring, soliciting, retaining or encouraging) any person who is then or was within six (6) months of the date of such hiring, an employee of International Paper.

         5. Tolling Period of Restrictions

         I agree that the periods of non-competition and non-solicitation set forth in Sections 3 and 4 of this Agreement shall be extended by six months if I am found to be in violation of those provisions.

         6. Duty to Show Agreement to Prospective Employer

         During my employment with International Paper and for twenty four (24) months thereafter, I shall, prior to accepting other employment, provide a copy of this Agreement to any recruiter who assists me in locating employment other than with International Paper and to any prospective employer with which I discuss potential employment.

         7. Representations, Warranties and Acknowledgements

         In addition to the representations, warranties and obligations set forth throughout this Agreement, I acknowledge that (a) Protected Information is commercially and competitively valuable to International Paper and critical to its success; (b) the



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Unauthorized use or disclosure of Protected Information or the violation of the covenants set forth in Sections 2, 3 or 4 would cause irreparable harm to International Paper; (c) by this Agreement, International Paper is taking reasonable steps to protect its legitimate interests in its Protected Information; (d) I have developed or will develop legally unique relationships with customers of International Paper; and (e) nothing herein shall prohibit International Paper from pursuing any remedies whether in law or equity, available to International Paper for a breach or threatened breach of this Agreement. I further acknowledge and agree that as a senior executive of International Paper I perform unique and valuable services to International Paper of an intellectual character and that my services will be difficult for International Paper to replace. I further acknowledge and agree that the Company is providing me with significant consideration in this Agreement for entering into the Agreement and that International Paper's remedies for any breach of this Agreement are in addition to and not in place of any other remedies International Paper may have at law or equity or under any other agreements.

         8. General

               (a) I acknowledge and agree that the parties have attempted to limit my right to compete only to the extent necessary to protect International Paper from unfair competition and protect the legitimate interests of International Paper. If any provision or clause of this Agreement, or portion thereof, shall be held by any court of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provisions shall not thereby be affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties and I agree, that if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

               (b) I acknowledge that neither this Agreement nor any provision hereof can be modified, abrogated or waived except in a written document signed by the Senior Vice President of Human Resources of International Paper and the General Counsel or, in the event of the absence of either of these executives or the vacancy of either of these positions, such other officer of International Paper as its Chief Executive Officer shall designate in writing.

               (c) This Agreement shall be governed by and in accordance with the laws and public policies of Connecticut and supersedes all prior non-solicitation or non-compete agreements into which I have entered with International Paper.

               (d) I hereby consent to the jurisdiction of, and agree that any claim arising out of or relating to this Agreement may be brought in the Supreme Court of the State of New York, in the County of Westchester.


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               (e) This Agreement and any rights thereunder may be assigned by
International Paper and if so assigned shall operate to protect the Protected Information and relationships of International Paper as well as such information and relationships of the assignee.

               (f) Attorneys' Fees. Should either party to this Agreement breach any of the terms of this Agreement, that party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including attorneys' and experts' fees, in enforcing the provisions of the Agreement as to which a breach is found.

               (g) I agree that International Paper's determination not to enforce this or similar agreements as to specific violations shall not operate as a waiver or release of my obligations under this Agreement.

               (h) Common Law Duties. I understand that I owe fiduciary and common law duties to International Paper in addition to the covenants set forth above prohibiting the misuse or disclosure of trade secrets or confidential information and the unlawful interference with International Paper's business and customer relationships.

               (i) Opportunity to Review. I acknowledge and agree that International Paper is advising me that I may consult with an independent attorney before signing this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered, effective as of the date signed below by a duly authorized officer of International Paper.



Date:
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                                          First Name Last Name
                                          ID #:


                                          Work Address:


                                          ------------------------------------


                                          ------------------------------------
                                          International Paper


                                          By:
                                             ---------------------------------
                                             Jerome N. Carter
                                             SVP, Human Resources